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                                Exhibit 10.25(a)
                     ADDENDUM TO LOAN AND SECURITY AGREEMENT

    This Addendum to Loan and Security Agreement is entered into this 8th day of January, 1999, between Osicom Technologies, Inc. ("Borrower") and Coast Business Credit ("Coast") a division of Southern Pacific Bank and is made in reference to the following:

                                    Recitals

    A. On September 27, 1996, Coast and Borrower entered into that certain Loan and Security Agreement ("Loan Agreement") and various other documents and agreements arising in connection therewith or relating thereto (the Loan Agreement together with such other related documents and agreements, as the same may have been amended from time to time, shall be referred to herein as the "Loan Documents");

    B. When the initial Loan Documents were executed, Borrower was then known as Cray Communications, Inc. but since that time Borrower changed its name to Osicom Technologies, Inc..

    C. Borrower wishes to arrange for the opening of a letter or letters of credit from time to time by or through the assistance of Coast; and

    D. Coast is willing to establish a letter of credit sublimit within the Credit Limit established under the Loan Documents, provided such Credit Limit is not increased by such letter of credit sublimit.

                                    Agreement

    NOW, THEREFORE, the parties hereby agree as follows:

    1. Capitalized terms used in this Addendum, which are not defined, shall have the meanings set forth in the Loan Documents.

    2. The Credit Limit shall remain unchanged but shall specifically include a Letter of Credit Sublimit of $500,0000.00. In addition to the interest, fees and other charges currently in effect under the Loan Documents, Borrower shall pay letter of credit fees to Coast equal to 0.25% per calendar month, plus bank charges and fees.

    3. All references to Borrower or Cray Communications, Inc. in the Loan Documents shall be deemed to mean and include Osicom Technologies, Inc., a Delaware corporation.

Osicom Technologies, Inc.                   Coast Business Credit, a division of
a Delaware corporation                      Southern Pacific Bank
fka Cray Communications, Inc.

By:   /s/ Christopher Sue                   By:   /s/ Karen Curran
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Title:      CFO                             Title:      VP
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